EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the CONMED Corporation 1992 Stock Option Plan of our report dated February 10, 1998, which appears on page F-1 of the CONMED Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.



PRICE WATERHOUSE LLP
Syracuse, New York
March 25, 1998